UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C

(RULE 14C-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[ ]	Preliminary Information Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-5(d) (1))

[X]	Definitive Information Statement

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies: Not Applicable
	(2)	Aggregate number of securities to which transaction applies: Not Applicable
(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):    Not Applicable

	(4)	Proposed maximum aggregate value of transaction: Not Applicable
	(5)	Total fee paid: Not Applicable

[ ]	Fee paid previously with preliminary materials.

[ ]

Check box if any part of the fee is offset as provided by the Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and date of its filing:

	(1)	Amount Previously Paid: Not Applicable
	(2)	Form, Schedule or Registration Statement No.: Not Applicable
	(3)	Filing Party: Not Applicable
	(4)	Date Filed: Not Applicable

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

701 North Green Valley Parkway, Suite 200

Henderson, Nevada 89074

May 30, 2019

Dear Stockholder:

This Information Statement is furnished to holders of shares of common stock, par value $0.001 per share (the “Common Stock”), of Artificial Intelligence Technology Solutions Inc. (the “Company”). Our Board of Directors approved on April 23, 2019, and recommended the approval by our stockholders, of the following corporate actions (“Corporate Actions”):

1.

To approve the increase in authorized share capital to 5,000,000,000 shares of common stock (“Common stock”) and change the par value of the Common Stock to $0.00001 (the “Common Stock Authorized Share Capital Increase”); and

2.

To grant the Board of Directors discretionary authority to effectuate a Reverse Stock Split of the Company’s Common Stock, by a ratio of no less than 2:1 and not more than 2000:1 (“the Range”), with such ratio to be determined at the sole discretion of the Board and with the process to effect such Reverse Split to be commenced at any time, if at all, within a period of 6 months after the date of the mailing of this Information Statement (the “Reverse Split”).

Certain of our stockholders, holding a majority of our voting power on April 24, 2019 (the “Record Date”), approved the Corporate Actions by written consent in lieu of a special meeting of stockholders.

As a matter of regulatory compliance, we are sending to you this Information Statement which describes the purpose and provisions of the contemplated Corporate Actions.

For the Board of Directors of

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

By:  /s/: Garett Parsons

Garett Parsons

President and CEO

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

701 North Green Valley Parkway, Suite 200

Henderson, Nevada 89074

May 30, 2019

INFORMATION STATEMENT PURSUANT TO SECTION 14(C)

OF THE SECURITIES EXCHANGE ACT OF 1934 AND RULE 14C-2 THEREUNDER

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS

REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

GENERAL

We are sending you this Information Statement to inform you of the adoption of the Corporate Actions and the amendment to the Company’s Articles of Incorporation (the “Amendment”), on April 24, 2019, by a vote of stockholders holding a majority of the Company’s voting power. The purpose of this Information Statement is to provide notice that the Company’s majority stockholders, holding an aggregate of 400,523,580 votes, representing 66.7% of the voting power of the Company as of the Record Date, executed a written consent authorizing and approving the following corporate actions (the “Corporate Actions”):

1.         The Common Stock Authorized Share Capital Increase; and

2.         The Reverse Stock Split

The Certificate of Amendment to the Company’s Articles of Incorporation for the Common Stock Authorized Share Capital Increase is attached hereto as Exhibit A.

The Form of Certificate of Amendment to the Company’s Articles of Incorporation for the Reverse Stock Split is attached hereto as Exhibit B.

The adoption of the Common Stock Authorized Share Capital Increase will become effective 20 calendar days after the mailing of this Information Statement. The adoption of the Reverse Stock Split, if at all, will become effective no earlier than 20 calendar days after the mailing of this Information Statement. The Board of Directors is not soliciting your proxy in connection with the adoption of these Corporate Actions and proxies are not being requested from stockholders.

The Company is distributing this Information Statement to its stockholders in full satisfaction of any notice requirements it may have under the Nevada Revised Statutes. No additional action will be undertaken by the Company with respect to the receipt of written consents, and no dissenters’ rights with respect to the receipt of the written consents, and no dissenters’ rights under the Nevada Revised Statutes are afforded to the Company’s stockholders as a result of the adoption of this Corporate Actions.

Expenses in connection with the distribution of this Information Statement, will be paid by the Company.

This Information Statement is being mailed on or about May 30, 2019 to all Stockholders of record as of the Record Date.

VOTE REQUIRED; MANNER OF APPROVAL

Approval to amend and restate the current Articles of Incorporation of the Company under the Nevada Revised Statutes (“NRS”) requires the affirmative vote of the holders of a majority of the voting power of the Company.

Section 78.320 of the NRS provides, in substance, that, unless the Company’s Articles of Incorporation provides otherwise, stockholders may take action without a meeting of stockholders and without prior notice if a consent or consents in writing, setting forth the action so taken, is signed by the holders of outstanding voting stock holding not less than the minimum number of votes that would be necessary to approve such action at a stockholders meeting. Under the applicable provisions of the NRS, this action is effective when written consents from holders of record of a majority of the outstanding voting power are executed and delivered to the Company.

In accordance with the NRS, the affirmative vote on the Corporate Actions of at least a majority of the outstanding voting power has been obtained. As a result, no vote or proxy is required by the stockholders to approve the Corporate Actions.

Under Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Act”), the Corporate Actions cannot take effect prior to the filing of a Certificate of Amendment with the Nevada Secretary of State approximately twenty (20) days after the Mailing Date, which is anticipated to be on or about June 20, 2019.

Further, we will notify the Financial Industry Regulatory Authority (“FINRA”) by filing the Issuer Company Related Action Notification Form in the event of a Reverse Stock Split. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

OTHER INFORMATION REGARDING THE COMPANY

As of the record date, there were 200,261,790 shares of our Common Stock issued and outstanding, 4,350,000 shares of Series E Preferred Stock issued and outstanding and 3,450 shares of Series F Preferred Stock issued and outstanding. The total aggregate of all of the shares of Series E Preferred Stock as a group are entitled to take action by written consent or vote equal to 66.7% of the total voting shares outstanding. For the approval of the Corporate Actions, the Company received written consents from 2 stockholders of the Company together holding 66.7% of the voting power of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of the Company’s stock owned beneficially as of the Record Date by: (i) each person (including any group) known by the Company to own more than five percent (5%) of any class of its voting securities, (ii) each of the Company’s directors and each of its named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, the stockholders listed possess sole voting and investment power with respect to the shares shown.

For purposes of this table, a person is deemed to be the beneficial owner of any shares of Common Stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the Record Date.  “Voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares.

Title of Class	Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Series E Preferred Stock	Percentage of Series F Preferred Stock	Percentage of Voting control (4)
DIRECTORS AND OFFICERS
Series E Preferred Stock Series F Preferred Stock	Garett Parsons Director CEO, President	1,000,000 Direct 1,000 (1) Indirect (2)	23% -------	------- 29%	15.4% -------
5% STOCKHOLDERS
Series E Preferred Stock Series F Preferred Stock	Steve Reinharz	3,350,000 Direct 2,450 (3) Direct	77% -------	------- 71%	51.3% -------

Notes

(1)

The Series F Preferred Shares are convertible into shares of our Common Stock, such that, had Mr. Parsons converted all of the 1,000 Series F Convertible Preferred Stock held by him as of the Record Date, he would receive 200,261,790 shares of the Company’s Common stock.

(2)	Said shares are held by Capital Venture Holdings LLC, of which Mr. Parsons is the sole member and he is thus deemed beneficial owner of the shares.

(3)

The Series F Preferred Shares are convertible into shares of our Common Stock, such that, had Mr. Reinharz converted all of the 2,450 Series F Convertible Preferred Stock held by him as of the Record Date, he would receive 490,641,386 shares of the Company’s Common Stock.

(4)

The outstanding shares of Series E preferred stock have the right to take action by written consent or vote based on the number of votes equal to twice the number of votes of all outstanding shares of common stock. As a result, all of the holders of Series E Preferred Stock, together as a group have 2/3rds of the voting power of all shareholders at any time corporate action requires a vote of shareholders. The total issued and outstanding 4,350,000 Series E Preferred Shares in the aggregate, carry the voting power of 66.7% of the Company’s voting capital, representing 400,523,580 votes as of the Record Date.

PROPOSAL NUMBER ONE

APPROVAL OF COMMON STOCK AUTHORIZED SHARE CAPITAL INCREASE

The Board of Directors believes that the Common Stock Authorized Share Capital Increase would give it flexibility, without further stockholder action, to issue shares of common stock for purposes including equity financings, as well as to meet its obligations regarding share issuances upon the exercise of existing convertible securities in light of the current market price and trading activity of the common shares of the Company and the rights of certain holders of convertible securities to convert at a price contingent upon market price. The Board of Directors has determined that it is therefore in the best interest of the Company to increase the authorized number of common shares in order to meet the obligations of the Company, and to change the par value of the Common Stock to $0.00001.

POTENTIAL ANTI-TAKEOVER EFFECTS OF THE COMMON STOCK AUTHORIZED SHARE CAPITAL INCREASE

Although the Common Stock Authorized Share Capital Increase could, under certain circumstances, have an anti-takeover effect (for example, by permitting Common Stock share issuances that would dilute the stock ownership of a person seeking to effect a change in the composition of our board or contemplating a tender offer or other transaction for the combination of the Company with another company), the Common Stock Authorized Share Capital Increase was not proposed in response to any effort of which the Company is aware to accumulate shares of Common Stock or obtain control of the Company.

To the extent that the increase in the number of authorized shares may have anti-takeover effects, the Common Stock Authorized Share Capital Increase, when effected, may encourage persons otherwise seeking to acquire the Company, to negotiate directly with its board of directors, allowing the board to consider a proposed transaction in a manner that would best serve the interest of the Company’s stockholders.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

Other than as stated in the above, at the present time, the Board has not made any specific plan with respect to the shares of Common Stock that will be available for issuance after the Common Stock Authorized Share Capital Increase.

PROPOSAL NUMBER TWO

APPROVAL OF THE REVERSE STOCK SPLIT

GENERAL

Consider and vote to grant the Board of Directors discretionary authority to effectuate a Reverse Stock Split of the Company’s Common Stock, by a ratio within the Range with such ratio to be determined at the sole discretion of the Board and with the process to effectuate such Reverse Stock Split to be commenced if at all, at the Board’s sole discretion, no later than within 6 months after the mailing of this Information Statement (Deadline”). The Board of Directors further believes that a Reverse Stock Split would help the Company with its intent to obtain a listing on the OTCBB.

If this proposal is approved, the Board of Directors will have the authority, but not the obligation, in its sole discretion and without any further action on the part of the stockholders, to effect the Reverse Stock Split within the Range at any time within the Deadline it believes to be most advantageous to our Company and stockholders. The exact ratio of the Reverse Split, if effected, would be set at a whole number within the Range as determined by the Board in its sole discretion. To avoid the issuance of fractional shares of Common Stock, the Company would issue an additional share to all holders of fractional shares.

As of the date of this Information Statement, we do not have any current plans, arrangements or understandings related the issuance of any additional shares of common stock that will become newly available as a result of the Reverse Stock Split.

PLEASE NOTE THAT IN THE EVENT OF THE REVERSE STOCK SPLIT, YOUR PROPORTIONATE EQUITY INTEREST IN THE COMPANY WILL NOT BE CHANGED AS A RESULT, EXCEPT AS MAY RESULT FROM THE ISSUANCE OR CANCELLATION OF SHARES PURSUANT TO THE FRACTIONAL SHARES.

PLEASE NOTE THAT THE REVERSE STOCK SPLIT WILL HAVE THE EFFECT OF SUBSTANTIALLY INCREASING THE NUMBER OF SHARES THE COMPANY WILL BE ABLE TO ISSUE TO NEW OR EXISTING SHAREHOLDERS BECAUSE THE NUMBER OF AUTHORIZED SHARES WILL NOT BE AFFECTED BY THE REVERSE STOCK SPLIT WHILE THE NUMBER OF SHARES ISSUED AND OUTSTANDING WILL BE REDUCED BY THE RANGE.

PURPOSE AND MATERIAL EFFECTS OF THE REVERSE STOCK SPLIT

The Board of Directors believes that, among other reasons, the Reverse Stock Split may improve the price level of the Company’s Common Stock and that the higher share price could potentially help to increase our minimum bid or share price required for our stock to list on the OTCQB. In addition, we believe an increased share price could also generate interest in the Company among investors and other business opportunities. We can however provide no assurances that the Reverse Stock Split will have a long-term positive effect on the market price of our common stock, or increase our ability to be listed on the OTCQB.

The effect of the Reverse Stock Split upon the market price for the Company’s Common Stock cannot be predicted, and the history of similar stock split combinations for companies in like circumstances is varied. There can be no assurance that the market price per share of the Company’s Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the reverse split. The market price of the Common Stock may also be based on the Company’s performance and other factors, some of which may be unrelated to the number of shares outstanding. The Company also believes that the number of outstanding shares of its Common Stock makes it difficult for it to attract new investors and potential business candidates.

As a result, the Board of Directors has proposed the Reverse Stock Split as one method to attract business opportunities into the Company and to help prepare the Company to meet the listing requirements of the OTCQB.

When a company engages in a reverse stock split, it substitutes one share of stock for a predetermined amount of shares of stock. It does not increase the market capitalization of the company.

If effected, the Reverse Stock Split will affect all of the Company’s stockholders uniformly and will not affect any stockholder’s percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of our stockholders owning a fractional share. All stockholders holding a fractional share shall be issued an additional share. The principal effect of the Reverse Stock Split will be that the number of shares of Common Stock issued and outstanding will be reduced. The Reverse Stock Split will not affect the shares of Series E Preferred Stock of which 4,350,000 are issued and outstanding and/or the shares of Series F Preferred Stock of which 3,450 are issued and outstanding and/or the shares of Series G Preferred Stock, of which no shares are issued and outstanding. The number of authorized shares of Common Stock and its par value will not be affected.

PLANS, PROPOSALS OR ARRANGEMENTS TO ISSUE NEWLY AVAILABLE SHARES OF COMMON STOCK

The main purpose of completing this Reverse Stock Split is to increase the amount of shares available in order to attract investors and have the ability to issue shares. The Company has not entered into any agreements whereby it has agreed to issue the newly available shares.

FRACTIONAL SHARES

We will not issue fractional certificates for post- Reverse Stock Split shares in connection with the Reverse Stock Split. Instead, an additional share shall be issued to all holders of a fractional share. To the extent any holders of pre- Reverse Stock Split shares are entitled to fractional shares as a result of the Reverse Stock Split, the Company will issue an additional share to all holders of fractional shares.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES WITHOUT BEING ASKED TO DO SO.

FEDERAL INCOME TAX CONSEQUENCES

The following discussion is a summary of certain United States federal income tax consequences of the Reverse Stock Split to us and stockholders of our common stock. It does not purport to be a complete discussion of all of the possible federal income tax consequences of the Reverse Stock Split and is included for general information only. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion only applies to stockholders that are U.S. persons as defined in the Internal Revenue Code of 1986, as amended, and does not describe all of the tax consequences that may be relevant to a stockholder in light of his particular circumstances or to stockholders subject to special rules (such as dealers in securities, financial institutions, insurance companies, tax-exempt organizations, foreign individuals and entities, and persons who acquired their common stock as compensation).  In addition, this summary is limited to stockholders that hold their common stock as capital assets. This discussion also does not address any tax consequences arising under the laws of any state, local or foreign jurisdiction or alternative minimum tax consequences. The tax treatment of each stockholder may vary depending upon the particular facts and circumstances of such stockholder.

We have not sought and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Stock Split. We believe, however, that because the Reverse Stock Split is not part of a plan to periodically increase or decrease any stockholder’s proportionate interest in the assets or earnings and profits of our company, the Reverse Stock Split should have the federal income tax effects described below:

•	The exchange of pre-split shares for post-split shares should not result in recognition of gain or loss for federal income tax purposes.
•	The stockholder’s aggregate tax basis in the post-split shares would equal that stockholder’s aggregate tax basis in the pre-split shares.
•	The stockholder’s holding period for the post-split shares will include such stockholder’s holding period for the pre-split shares.
•	Provided that a stockholder held the pre-split shares as a capital asset, the post-split shares received in exchange therefor would also be held as a capital asset.

We believe that our Company should not recognize gain or loss as a result of the Reverse Stock Split.  Our view regarding the tax consequences of the Reverse Stock Split is not binding on the Internal Revenue Service or the courts. We urge all stockholders to consult their own tax advisers to determine the particular federal, state, local and foreign tax consequences to each of them of the Reverse Stock Split.

TO ENSURE COMPLIANCE WITH TREASURY DEPARTMENT CIRCULAR 230, STOCKHOLDERS ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS INFORMATION STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON BY STOCKHOLDERS FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON STOCKHOLDERS UNDER THE INTERNAL REVENUE CODE; (B) SUCH DISCUSSION IS INCLUDED HEREIN BY THE COMPANY IN CONNECTION WITH THE PROMOTION OR MARKETING (WITHIN THE MEANING OF CIRCULAR 230) BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) STOCKHOLDERS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Stockholders of record of the Common Stock as of the Record Date shall have their total shares reduced on the basis of one post-split share of Common Stock for every 2 and up to 2,000, pre-split shares outstanding as per the Range to be determined by the Board.

This action has been approved by the Board and the written consents of the holders of the majority of the outstanding voting capital stock of the Company.

AMENDED CERTIFICATE OF INCORPORATION

Upon the effectiveness and on the date that is twenty (20) days following the mailing of this Information Statement, the Board of Directors shall have the Company’s Amendment to the Certificate of Incorporation filed with the State of Nevada in order to effect the Common Stock Authorized Share Capital Increase.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Corporation Actions and Effective Time

The Corporate Actions will become effective on the date that we file the respective Certificates of Amendment with the Secretary of State of the State of Nevada. We intend to file the Amendment to the Certificate of Incorporation of the Company (the “Amendment”) for the Common Stock Authorized Share Capital Increase with the Secretary of State of the State of Nevada promptly after the twentieth (20th) day following the date on which this Information Statement is mailed to the Stockholders.

Notwithstanding the foregoing, we will notify FINRA of the intended Corporate Actions by filing the Issuer Company Related Action Notification Form. Our failure to provide such notice may constitute fraud under Section 10 of the Exchange Act.

INTEREST OF CERTAIN PERSONS IN OR IN OPPOSITION TO THE MATTERS TO BE ACTED UPON

No director, executive officer, associate of any officer or director or executive officer, or any other person has any interest, direct or indirect, by security holdings or otherwise, in the amendment to the Certificate of Incorporation referenced herein which is not shared by the majority of the stockholders.

OTHER MATTERS

If you and others who share your mailing address own Common Stock in street name, meaning through bank or brokerage accounts, you may have received a notice that your household will receive only one annual report and proxy statement from each company whose stock is held in such accounts. This practice, known as “householding” is designed to reduce the volume of duplicate information and reduce printing and postage costs. Unless you responded that you did not want to participate in householding, you were deemed to have consented to it, and a single copy of this Information Statement has been sent to your address. Each stockholder will continue to receive a separate notice.

If you would like to receive an individual copy of this Information Statement, we will promptly send a copy to you upon request by mail to the Company at 1 East Liberty, 6th Floor, Reno, Nevada, 89501, or by calling (702) 990-3271. This document is also available in digital form for download or review by visiting the website of the Securities and Exchange Commission at www.sec.gov.

ADDITIONAL INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and in accordance with the requirements thereof, file reports, proxy statements and other information with the Securities and Exchange Commission (“SEC”). Copies of these reports, proxy statements and other information can be obtained at the SEC’s public reference facilities at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C., 20549. Additionally, these filings may be viewed at the SEC’s website at http://www.sec.gov.

The following documents as filed with the Commission by the Company are incorporated herein by reference:

1.	Quarterly Report on Form 10-Q and 10-Q/A for the quarter ended November 30, 2018;
2.	Quarterly Report on Form 10-Q and Form 10-Q/A for the quarter ended August 31, 2018;
3.	Quarterly Report on Form 10-Q for the quarter ended May 31, 2018; and
4.	Annual Report on Form 10-K and Form 10-K/A for the year ended February 28, 2018.

SIGNATURE

Pursuant to the requirements of the Exchange Act of 1934, as amended, the Registrant has duly caused this Information Statement to be signed on its behalf by the undersigned hereunto authorized.

BY ORDER OF THE BOARD OF DIRECTORS

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

By:  /s/: Garett Parsons

Garett Parsons

President and CEO

EXHIBIT A

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR PROFIT NEVADA CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The Articles of Incorporation of Artificial Intelligence Technology Solutions Inc. are amended as follows:

1.         Article V shall be modified as follows:

ARTICLE V

CAPITAL STOCK

Number and Designation. The total number of shares of all classes that this Corporation shall have authority to issue shall be 5,020,000,000, of which 5,000,000,000 shall be shares of common stock, par value $0.00001 per share.

2.	The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 66.7%.

3.        Signatures:

Artificial Intelligence Technology Solutions Inc.

By:  ___________________

Garett Parsons

President and CEO

_______________, 2019

EXHIBIT B

CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION

FOR PROFIT NEVADA CORPORATIONS

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The Articles of Incorporation of Artificial Intelligence Technology Solutions Inc. are amended as follows:

3.         Article V shall be modified as follows:

ARTICLE V

CAPITAL STOCK

Common Stock Reverse Stock Split

On the effective date of this Certificate of Amendment, the Corporation shall effect a reverse stock split in its issued and outstanding shares of Common Stock so that the shares currently issued and outstanding shall be a reverse split on a ____:1 basis, and all pre-split certificates held by stockholders shall be adjusted on the Corporation’s books to reflect the _____:1 reverse stock split, such that each _______ shares of Common Stock, $0.00001 par value, held by them prior to the reverse stock split shall be recorded as one share of the Corporation’s post-split Common Stock, $0.00001 par value. No fractional shares will be issued in connection with the reverse stock split and any fractional interest will be rounded up to the nearest whole share. The reverse stock split will not result in any modification of the rights of stockholders and will have no effect on the stockholders’ equity in the Corporation except for a transfer from stated capital to additional paid-in capital. The par value and authorized share capital of the Common Stock shall remain unchanged by the reverse stock split and no other series of stock shall be affected. Except as specifically provided herein, the Corporation’s Articles of Incorporation shall remain unmodified and shall continue in full force and effect.

4.	The vote by which the stockholders holding shares in the Corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 66.7%.

3.        Signatures:

Artificial Intelligence Technology Solutions Inc.

By:  ___________________

Garett Parsons

President and CEO

_______________, 2019